UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

TURTLE BEACH CORPORATION
(Name of Registrant as Specified in Its Charter)

THE DONERAIL GROUP LP THE DONERAIL MASTER FUND LP WILLIAM WYATT HARBERT FUND ADVISORS, INC. HARBERT MANAGEMENT CORPORATION
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Donerail Group LP, a Delaware limited partnership (“Donerail”), together with the other participants named herein, intends to nominate director candidates and file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with the 2022 annual meeting of stockholders of Turtle Beach Corporation, a Nevada corporation (the “Company”).

On March 4, 2022, Donerail filed its Amendment No. 8 to the Schedule 13D with respect to the Company. A copy of Donerail’s Amendment No. 8 to the Schedule 13D is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Donerail Group LP, a Delaware limited partnership (“Donerail”), together with the other participants named herein, intends to nominate director candidates and file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with the 2022 annual meeting of stockholders of Turtle Beach Corporation, a Nevada corporation (the “Company”).

DONERAIL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Donerail, The Donerail Master Fund LP, a Cayman Islands exempted limited partnership, (the “Donerail Fund”), Harbert Fund Advisors, Inc., an Alabama corporation (“HFA”), Harbert Management Corporation, an Alabama corporation (“HMC”), and William Wyatt.

As of the date hereof, the Donerail Fund directly beneficially owns 1,185,816 shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), including 600,000 shares that are underlying call options currently exercisable. As the investment manager of the Donerail Fund, Donerail may be deemed the beneficial owner of the 1,185,816 shares of Common Stock beneficially directly owned by the Donerail Fund. As the “filing adviser” with supervisory control of Donerail, HFA may be deemed the beneficial owner of the 1,185,816 shares of Common Stock beneficially directly owned by the Donerail Fund. As the parents of HFA, HMC may be deemed to beneficially own the 1,185,816 shares of Common Stock beneficially owned directly by the Donerail Fund. As the Managing Partner of Donerail, Mr. Wyatt may be deemed to beneficially own the 1,185,816 shares of Common Stock beneficially owned directly by the Donerail Fund.

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